UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 15, 2012

Xenonics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-32469	84-1433854
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3186 Lionshead Avenue Carlsbad, California		92010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 477-8900

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Xenonics Holdings, Inc. (the “Company”) previously received loans in the aggregate principal amount of $525,000. The loans bear interest at the rate of 13% per annum, payable quarterly. On October 15, 2012, the date on which the entire principal balance of the loans is due and payable was extended from October 15, 2012 to October 15, 2013.

Item 3.02.	Unregistered Sales of Equity Securities.

In consideration of the extension of the maturity date of the loans described in Item 1.01 of this Current Report on Form 8-K, the Company issued Warrants to purchase an aggregate of 525,000 shares of the Company’s common stock at an exercise price of $0.285 per share and with a term expiring on October 15, 2017. The issuance of the Warrants described in this Item 3.02, and the issuance of the shares of common stock that are issuable upon exercise of the Warrants, are exempt from registration under the Securities Act of 1933 by reason of the exemption provided by Section 4(2) of the Securities Act of 1933 for transactions not involving public offerings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.

October 17, 2012	By:	/s/ Richard S. Kay
Name: Richard S. Kay Title: Chief Financial Officer

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